UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 25, 2021

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METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)
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New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on October 27, 2021 (the “Original Filing”) by Metropolitan Bank Holding Corp. (the “Company”). The Original Filing reported, among other items, the appointments of Chaya Pamula and Katrina Robinson to the Company’s Board of Directors (the “Board”). At the time of the Original Filing, the Board had not made any determinations regarding committee assignments for Ms. Pamula and Ms. Robinson. The Company hereby amends the Original Filing to include information on the committee assignments in Item 5.02 below. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a Board meeting held on December 20, 2021, the Board appointed Ms. Pamula to the Audit Committee, the ALCO Committee, the ORM Committee, the Technology Committee, and the Credit Committee (rotating member), and appointed Ms. Robinson to the Corporate Governance and Nominating Committee, the ALCO Committee, the ORM Committee, and the Credit Committee (rotating member). The committee appointments for Ms. Pamula and Ms. Robinson are effective on January 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: December 23, 2021	By: /s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer